Exhibit 99.1

Press Release

CONTACT:                               Array BioPharma

Tricia Haugeto, (303) 386-1193

thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES MANAGEMENT TEAM CHANGE

Boulder, Colo., (November 21, 2013) — Array BioPharma, Inc. (NASDAQ: ARRY) announced today that Kevin Koch, Ph.D., President and Chief Scientific Officer, will be leaving Array to pursue other opportunities.

“The board and executive team thank Dr. Koch for his leadership and contributions to the success of Array over the past 15 years.  During this time, Array advanced 19 novel compounds into clinical trials, of which 14 remain in active development,” said Ron Squarer, Chief Executive Officer of Array.  “With several of these programs in late stage trials, and a strong management team in place, Array is well-positioned for continued success.”

Array remains committed to its world-class discovery organization and our existing research partnerships.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer.  Seven Phase 3 or pivotal studies are already in progress, or are planned to begin, within the next year. These programs include, the wholly-owned hematology drug, ARRY-520 for multiple myeloma and two partnered cancer drugs, selumetinib (AstraZeneca) and MEK162 (Novartis).  For more information on Array, please go to www.arraybiopharma.com.

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